UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2022

FRITZY TECH INC.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 High Road, East Finchley, London England, United Kingdom	N2 9ED
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 274-1520

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On April 14, 2022 a majority of our stockholders and our board of directors approved a reverse stock split of our issued and outstanding shares of common stock on a eighty (80) old for one (1) new basis. Our issued and outstanding will be reduced from 27,746,013 shares of common stock, par value $0.000001 to 346,826 shares of common stock, par value $0.000001.

The reverse stock split has been reviewed by the Financial Industry Regulatory Authority ( FINRA ) and have been approved for filing with an effective date of June 16, 2022.

A Certificate of Amendment of Certificate of Incorporation was filed with the Delaware Secretary of State on May 06, 2022 with an effective date of June 16, 2022.

The reverse split went effective with the OTC Markets at the opening of trading on June 16, 2022 under the symbol FRFRD . The "D" will be placed on our ticker symbol for 20 business days, at which point our symbol will change to FRFR. Our new CUSIP number is 358861201.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on May 06, 2022 with an effective date of June 16, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRITZY TECH INC.

/s/ Hooi Chee Voon
Hooi Chee Voon
President

Date: June 20, 2022

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